CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 26, 1998 accompanying the consolidated financial statements of Spice Entertainment Companies, Inc. and Subsidiaries (the "Company") by reference included in the Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Form S-8 (File No. 333-03545, effective May 10, 1996).



GRANT THORNTON LLP



New York, New York
March 26, 1998